AMENDED SHARE REPURCHASE PROGRAM

     THIS AGREEMENT is entered into as of July 23, 2002 between THE TALBOTS, INC., a Delaware corporation (“Talbots”) and AEON (U.S.A.), INC., a Delaware corporation (“AEON USA”).

     WHEREAS, Talbots originally initiated its share repurchase program in February 1995 and subsequently extended such program from time to time up to the date hereof; and

     WHEREAS, as part of the share repurchase program, except for the most recent extension to the share repurchase program, for each month in which Talbots has repurchased shares from the public shareholders, Talbots has then repurchased such numbers of shares of Common Stock from AEON USA sufficient to maintain substantially the same percentage ownership in Talbots between AEON USA and the public shareholders; and

     WHEREAS, Talbots has completed the most recent share repurchase program and the Board of Directors of Talbots believes that it is in the best interest of Talbots and its shareholders to amend the share repurchase program; and

     WHEREAS, the Board of Directors of Talbots has now authorized the expenditure of up to an additional $50 million for the repurchase of shares of Common Stock under the amended share repurchase program, such repurchases to be made from time to time over a two year period (the “Program”); and

     WHEREAS, it is agreed that the price to AEON USA for shares repurchased from AEON USA under the Program will continue to be the weighted average price paid to the public shareholders;

     NOW, THEREFORE, it is agreed by Talbots and AEON USA as follows:

     1.     Purchase Dates.  On a business day (“monthly purchase date”) occurring in the last five (5) calendar days of each calendar month in which Talbots has purchased shares of its Common Stock from the public in open market purchases, privately negotiated transactions or otherwise, Talbots will purchase from AEON USA, and AEON USA will transfer and sell to Talbots, a pro rata number of shares of Talbots Common Stock.

     2.     Purchase Price.  The purchase price to be paid by Talbots to AEON USA for the shares purchased from AEON USA under the Program will be equal to the weighted average price (excluding commissions, mark-ups, fees and other costs) paid by Talbots for the shares of Talbots Common Stock purchased from the public shareholders for such calendar month under the Program (the “Weighted Average Price”).

     3.     Purchase Notice.  At least one (1) business day before each monthly purchase date, Talbots will provide written notice to AEON USA by telecopy or otherwise of (a) the total number of shares of Talbots Common Stock purchased by Talbots from the public shareholders for the particular calendar month under the Program and the respective purchase prices of such shares purchased from the public shareholders, (b) the total number of shares of Talbots Common Stock to be purchased from AEON USA on the monthly purchase date pursuant to paragraph 1 above, (c) the purchase price to be paid by Talbots to AEON USA determined under paragraph 2 above, and (d) the aggregate purchase price to be paid by Talbots to AEON USA for all shares to be purchased from AEON USA for such month.

     4.      Payment.   On each monthly purchase date Talbots will make payment to AEON USA for the shares being purchased from AEON USA for such month. Payment of the purchase price will be by wire transfer or other mutually agreed payment method.

     5.     Transfer of AEON USA Shares.   On or promptly following each monthly purchase date, AEON USA will deliver stock certificates to the stock transfer agent of Talbots with instructions to transfer the total number of Talbots shares of Common Stock purchased by Talbots from AEON USA for such month. AEON USA will also deliver to the stock transfer agent such stock powers and other instruments as may be necessary to give effect to such purchase.

     6.     General.   This Agreement is binding upon and is for the benefit of Talbots and AEON USA and their respective successors and assigns, and no other person or entity shall have any rights or benefits under this Agreement either as a third party beneficiary or otherwise. This Agreement may be amended by an agreement signed by Talbots and AEON USA.

     IN WITNESS WHEREOF, the parties have each signed and delivered this Agreement as of the date set forth on the first page of this Agreement.

THE TALBOTS, INC. By: EDWARD L. LARSEN —————————————— Name: Edward L. Larsen Title: Senior Vice President, Finance, Chief Financial Officer

AEON (U.S.A.), INC. By: ISAO TSURUTA —————————————— Name: Isao Tsuruta Title: Executive Vice President